Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,252,502
Unrealized Gain (Loss) on Market Value of Commodity Futures	(18,033,393)
Dividend Income	84,416
Interest Income	20,838
ETF Transaction Fees	1,050
Total Income (Loss)	$(11,674,587)

Expenses
General Partner Management Fees	$85,463
Professional Fees	22,939
Brokerage Commissions	8,906
Directors' Fees and insurance	2,661
NYMEX License Fee	2,137
Total Expenses	$122,106
Net Income (Loss)	$(11,796,693)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/22	$167,603,537
Additions (350,000 Shares)	25,492,340
Withdrawals (500,000 Shares)	(35,710,522)
Net Income (Loss)	(11,796,693)

Net Asset Value End of Month	$145,588,662
Net Asset Value Per Share (2,150,000 Shares)	$67.72

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596